Exhibit 10.30

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (THE “SECURITIES ACTS”), AND IS NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACTS OR AS SET FORTH HEREIN.

$5,000,000	April 19, 2023

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, BLUE WATER VACCINES, INC., a Delaware corporation (“Borrower”), promises to pay to the order of VERU INC., a Wisconsin corporation (together with its successors and assigns, “Holder”), at such address as Holder may designate to Borrower in writing, the principal sum of Five Million and 00/100 Dollars ($5,000,000), due and payable as set forth herein. This Note shall not bear interest except as provided in Section 5.

1. Asset Purchase Agreement. This Promissory Note (this “Note”) has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of the date hereof between Borrower and Holder (the “Purchase Agreement”). This Note is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof, including the right of setoff described below. Capitalized terms used in this Note without definition shall have the meanings set forth in the Purchase Agreement.

2. Payment of Principal. The unpaid principal balance of this Note shall be payable by Borrower to Holder on April 19, 2024 (the “Maturity Date”). On the Maturity Date, all unpaid principal shall be due and payable in full. All payments of principal on this Note shall be made in lawful United States currency by wire transfer of immediately available funds to an account as Holder shall designate to Borrower in writing (or, if Holder has not designated an account for wire transfer, by certified check sent to Holder’s address in accordance with Section 11.03 of the Purchase Agreement). If any payment of principal pursuant to this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

3. Prepayments.

(a) Voluntary Prepayments. Voluntary prepayments in whole or in part may be made by Borrower under this Note at any time without penalty.

(b) Mandatory Prepayment. Upon the occurrence of a Change of Control (as defined below), Borrower shall prepay all of the outstanding principal under this Note on the effective date of such Change of Control. For purpose of this Note, a “Change of Control” means a transaction or series of transactions pursuant to which any Person or affiliated group of Persons, other than the stockholders of Borrower as of the date hereof or any of their respective Affiliates, acquires (i) equity securities of Borrower possessing 51.0% or more of the ordinary voting power of Borrower (whether by merger, consolidation or sale or transfer of equity securities) or (ii) all or substantially all of the assets of Borrower.

4. Event of Default. The occurrence of any one or more of the following events with respect to Borrower shall constitute an event of default hereunder (an “Event of Default”):

(a) Borrower fails to pay all or any portion of any amount due hereunder when the same becomes due and payable, whether at a stated payment date or by acceleration and such failure to timely pay continues uncured for a period of five (5) days after the date such amount becomes due;

(b) Borrower becomes insolvent or fails generally to pay its material debts as they become due;

(c) the taking of action by Borrower to become the subject of proceedings under the United States Bankruptcy Code; or the execution by Borrower of a petition to become a debtor under the United States Bankruptcy Code; or the entry of an order for relief under the United States Bankruptcy Code against Borrower; or Borrower making an assignment for the benefit of creditors; or Borrower consenting to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, or with respect to any substantial part of its property; or adjudicating of Borrower as insolvent; or

(d) if any governmental authority of competent jurisdiction shall enter an order appointing, without the consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, or with respect to any substantial part of its property; or if an order for relief relating to Borrower shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower; or if any petition for any such relief shall be filed against Borrower and such petition shall not be dismissed or stayed within sixty (60) days.

5. Accrual of Interest. After the Maturity Date, or the earlier acceleration of the indebtedness evidenced by this Note, or if said indebtedness has not been accelerated, during any period in which an Event of Default occurs and continues under this Note, Holder may elect to accrue interest on the unpaid principal amount of this Note outstanding during any such period at the rate of ten percent (10%) per annum (the “Default Interest Rate”). In no contingency or event whatsoever shall the interest rate charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest rate applicable hereto, Holder shall promptly refund such excess interest to Borrower.

6. Remedies Cumulative. Upon the occurrence and during the continuance of an Event of Default, at Holder’s option, upon notice by Holder to or demand by Holder of Borrower: (a) all amounts due and owing from Borrower to Holder under this Note shall be due and payable forthwith; and (b) Holder, at its option, may enforce or cause to be enforced any of the rights or remedies accorded to Holder in this Note, or at law or in equity, by virtue of statute or otherwise. The rights and remedies of Holder under this Note shall be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note or any Event of Default shall be effective unless in a writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. If any suit or action is instituted or attorneys are employed to collect or enforce this Note or any part thereof, Borrower promises and agrees to pay all reasonable and documented costs of collection and enforcement, including reasonable and documented attorneys’ fees and court costs.

7. Setoff. Borrower shall be entitled to set off amounts due Holder pursuant to this Note in accordance with Section 10.02(g) of the Purchase Agreement. Any amounts setoff shall be applied against any outstanding principal. Borrower may only exercise its right of setoff pursuant to this Section 7: (a) with respect to a claim or a Third Party Claim for which Holder has received written notice in accordance with the provisions of Sections 10.04 and 11.03 of the Purchase Agreement and (b) if such setoff relates to a Third Party Claim for which Holder has assumed the defense pursuant to Section 10.04(b) of the Purchase Agreement, as to Buyer’s Damages constituting actual amounts paid by a Buyer Indemnified Party pursuant to a settlement or a final judgment (not subject to further appeal) of such Third Party Claim made in accordance with Section 10.04(b) of the Purchase Agreement. The exercise of such right of setoff by Borrower in compliance with Section 10.02(g) of the Purchase Agreement and this Section 7 will not constitute an Event of Default or breach of this Note and shall not trigger interest at the Default Interest Rate; provided, however, that if (i) such setoff is determined not to have been in compliance with Section 10.02(g) of the Purchase Agreement and this Section 7, (ii) Borrower ultimately fails to prevail with respect to the underlying claim relating to such setoff, or (iii) such setoff is determined not to have been a good faith estimate of the amount of liability in connection with such claim, then Borrower’s exercise of such right of setoff shall trigger interest at the Default Interest Rate. Borrower’s only setoff rights with respect to amounts due Holder pursuant to this Note are as expressly set forth in Section 10.02(g) of the Purchase Agreement and this Section 7.

8. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Note shall be governed by the Laws of the State of Delaware without giving effect to any rule or provision thereof which would cause the application of the Law of any other state.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE MAY ONLY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT DELIVERED TO A PARTY IN ACCORDANCE WITH SECTION 9 HEREOF SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO OR ACCEPT THIS NOTE, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(C).

9. Notices. All notices under this Note shall be given in accordance with Section 11.03 of the Purchase Agreement.

10. Time is of the Essence. Time is of the essence in Borrower’s performance of its obligations under this Note.

11. Miscellaneous. This Note shall bind Borrower and its successors and permitted assigns and shall inure to the benefit of Holder and its successors, permitted assigns, heirs and representatives. Neither party may assign this Note or delegate its duties hereunder without the other party’s prior written consent, and any such purported assignment or delegation of duties shall be null and void. This Note may not be changed orally, but only by an agreement in writing signed by Holder and Borrower. After all amounts at any time owed on this Note have been paid in full, this Note will be surrendered to Borrower for cancellation and will not be reissued.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

BORROWER:

BLUE WATER VACCINES, INC.

By:	/s/ Joseph Hernandez
	Name:	Joseph Hernandez
	Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement Note]